Exhibit 99.1

VERSES AI Announces Resignation of James Christodoulou, Chief Financial Officer and David Scott, Interim Chief Executive Officer

VANCOUVER, British Columbia – July 2, 2026 (GLOBE NEWSWIRE) — VERSES AI Inc. (CBOE:VERS) (OTCQB:VRSSD) (“VERSES’’ or the “Company”), today announced that on June 26, 2026, James Christodoulou, Chief Financial Officer and Chief Accounting Officer tendered his resignation. Also, on June 30, 2026 David Scott, Interim Chief Executive Officer tendered his resignation.

The Company has accepted the resignations of James Christodoulou and David Scott which align with the previously announced discontinuation of the Company’s artificial intelligence research and development activities.

The Company is continuing to pursue a range of financing and strategic opportunities designed to maximize shareholder value; however, there can be no assurance that this pursuit will result in any transaction that will enable the Company to continue operations. There can be no assurance regarding the outcome or timing of this process. The Company may determine that no transaction or opportunity is appropriate.

About VERSES

VERSES® previously developed cognitive computing and next-generation intelligent agentic systems modeled after the wisdom and genius of Nature. The Company is continuing to pursue a range of financing and strategic opportunities designed to maximize shareholder value; however, there can be no assurance that this pursuit will result in any transaction that will enable the Company to continue operations. There can be no assurance regarding the outcome or timing of this process. The Company may determine that no transaction or opportunity is appropriate.

On behalf of the Company

Michael Blum, Chairman of the Board, VERSES AI Inc.

Press Inquiries: press@verses.ai

Investor Relations Inquiries

IR@verses.ai

Cautionary Note Regarding Forward-Looking Statements

This news release contains statements which constitute “forward-looking information” or “forward-looking statements” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the Company with respect to future business activities and plans of the Company. Forward-looking information and forward-looking statements are often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions. More particularly and without limitation, this news release contains forward–looking statements and information relating to the Company’s plan to concentrate resources on core target markets and highest-priority initiatives; the Company’s workforce restructuring drastically reducing its operating costs and liquidity position; and the identified core target market providing the fastest speed to market, the greatest ability to capture market share, and the maximum return on investment.

The forward–looking statements and information are based on certain key expectations and assumptions made by the management of the Company. As a result, there can be no assurance that such plans will be completed as proposed or at all. Such forward-looking statements are based on a number of assumptions of management, including, without limitation, that the restructuring and related actions will deliver the anticipated operating cost reductions and improvements to liquidity position; the Company will maintain continuity of key operations, systems, vendor relationships and customer service levels during and after the restructuring; sufficient leadership and critical staff will be retained or recruited to execute the refocused strategy and serve the core target market; and demand within the identified core target market will materialize as expected, allowing faster speed to market, share capture and attractive returns on investment. Although management of the Company believes that the expectations and assumptions on which such forward-looking statements and information are based are reasonable, undue reliance should not be placed on the forward–looking statements and information since no assurance can be given that they will prove to be correct.

Forward-looking statements and information are provided for the purpose of providing information about the current expectations and plans of management of the Company relating to the future. Readers are cautioned that reliance on such statements and information may not be appropriate for other purposes, such as making investment decisions. Since forward–looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors and risks. These include, but are not limited to, loss of personnel, knowledge transfer gaps, systems changes or vendor transitions could impair service levels, delivery timelines or product quality; severance and other one-off charges may offset projected savings; inability to retain or hire critical leadership and technical personnel could impede strategy execution and customer support; demand in the identified core market may be weaker than expected; and other risks detailed from time to time in the filings made by the Company in accordance with securities regulations. Accordingly, readers should not place undue reliance on the forward–looking statements and information contained in this news release. Readers are cautioned that the foregoing list of factors is not exhaustive.

The forward–looking statements and information contained in this news release are made as of the date hereof and no undertaking is given to update publicly or revise any forward–looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws. The forward-looking statements or information contained in this news release are expressly qualified by this cautionary statement.